UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 1, 2014

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 1, 2014, the registrant ("we," "us," or "our") entered into a new employment agreement with its Chief Executive Officer, Thomas Kersting. Retroactively effective to January 1, 2014, Mr. Kersting's base salary in 2014 will be $283,333, increasing to $316,667 in 2015, and $350,000 in 2016. He will also be entitled to paid holidays, insurance benefits and retirement plans provided to our other employees, a severance payment in the event he is terminated for any reason other than which is enumerated in his employment agreement, and a bonus as determined solely by our Board of Managers. The agreement will terminate on December 31, 2016. This agreement is attached hereto as an exhibit.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are filed with this report:
10.1    Employment Agreement dated April 1, 2014.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: April 3, 2014	/s/ Thomas Kersting
Thomas Kersting, Chief Executive Officer